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InfoTech Corporation                                 COMPUTER SERVICES AGREEMENT
1511 Sixth Avenue, Seattle, WA  98101                     Agreement No. 98013101
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                                                                   EXHIBIT 10.37

Client Name and Address:   LAMONTS APPAREL INC.
                           3650 - 131 AVENUE SE, SUITE 400
                           BELLEVUE, WA  98006

Effective Date:            FEBRUARY 1, 1996

Expiration Date:           JANUARY 31, 1998

Term of Agreement:         TWENTY-FOUR (24) MONTHS

Client Representative:     PETER AARON, EXECUTIVE VICE PRESIDENT



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                 DOCUMENTS INCORPORATED IN AGREEMENT

     SCHEDULE                                            PAGE
     SCHEDULE A - DESCRIPTION OF SERVICE . . . . . . . . .  3
     SCHEDULE B - SERVICE CHARGES. . . . . . . . . . . . .  9
     SCHEDULE C - PERFORMANCE OBJECTIVES . . . . . . . . . 12
     SCHEDULE D - GLOSSARY OF TERMS. . . . . . . . . . . . 15
     SCHEDULE E - CLIENT SUBLEASED EQUIPMENT . . . . . . . 17
     SCHEDULE F - CLIENT EQUIPMENT AND SOFTWARE. . . . . . 18
     TERMS AND CONDITIONS. . . . . . . . . . . . . . . . . 19

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InfoTech Corporation (the "Provider") agrees to furnish, and Lamonts Apparel,
Inc. (the "Client") agrees to accept, the services described in the above Schedules, for the period indicated above for the fees stated in Schedule "B," all such Schedules being incorporated herein by this reference. This Agreement, which supersedes and replaces the Agreement dated May 25, 1991, and Amendment dated February 3, 1992, is agreed to by both parties and is expressly conditioned upon the Terms and Conditions and Schedules set forth in this Agreement.

This Agreement must be accepted by the bankruptcy court before it becomes effective.

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LAMONTS APPAREL, INC.              INFOTECH CORPORATION

Name:.................................   Name:..................................

Signature:...........................Signature:.................................


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Title:..............................
          Title:......................................

Date:................................
          Date:........................................












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SCHEDULE A - DESCRIPTION OF SERVICE

SCOPE
This agreement covers the processing on, and use of, the Provider's hardware and software, and the Client's hardware and software so as to assist the Client in managing its business. All of the products and services listed below are components of Provider's shared environment. The "Base Service Offerings" included in this Schedule "A" are being provided to the extent requested by the Client and agreed to by Provider.

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               SERVICE AVAILABILITY HOURS (PACIFIC TIME ZONE)
     IBM Central System       0000-2400 Monday through Saturday
                              0000-1800 Sunday

     Operations Support       0000-2400 Monday through Sunday

     Help Desk                0000-2400 Monday through Sunday

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                         SHIFT DEFINITIONS
               Off Shift                     0000-0759 Monday
               Prime Shift                   0800-1700 Monday through Friday
               Off Shift                     1701-0759 Monday through Friday
               Off Shift                     1701 Friday through 1759 Sunday
               Preventive Maintenance        1800-2400 Sunday

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BASE PRODUCT OFFERING - SOFTWARE
IBM MVS/ESA - JES2, 4.4.2, operating system supporting the following system software:
     -    Assembler H 2.1
     -    Basic Telecommunication Access Method/System Product (BTAM/SP) 1.1.0
     -    CA-JARS 6.0
     -    CA-JARS/DSA 5.1
     -    CA-Optimizer (for OS/VS COBOL) 5.1
     -    CICS Application File Control Facility (CAFC) 3.2.02
     -    CSP/AD 3.3
     -    CSP/AE 3.3
     -    COBOL II 1.4.0
     -    Corporate Tie 2.1.D
     -    Customer Information Control System (CICS) 2.1.2
     -    Data Facility/Data Set Services (DF/DSS) 2.5
     -    Data Facility/Hierarchical Storage Manager (DF/HSM) 2.6


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     -    Data Facility Product (DFP) 3.3.1
     -    DB2 3.1.0
     -    Emulation Program (EP) 1.6.1
     -    Easytrieve Plus (with DB2 interface) 6.1D
     -    Express Delivery 4.2.0
     -    EZ/IQ (with DB2 interface) 3.0C
     -    FastDASD 4.4
     -    IDMS 10.2.2
     -    Interactive System Productivity Feature/Dialog Manager (ISPF/DM) 3.5
     - Interactive System Productivity Feature/Program Development Facility (ISPF/PDF) 3.5
     -    Intertest 4.3
     -    JCLCheck 6.2
     -    JES328X 1.0
     -    Jobtrac 3.2
     -    Netview/DM 1.2
     -    Netview/XA 1.3
     -    Network Control Program (NCP) 4.3.1
     -    Netview/XA 1.3
     -    ODE II 4.1
     -    OMEGAMON/CICS V551
     -    OMEGAMON/DB2 V270
     -    OMEGAMON/MVS V750
     -    OS/VS COBOL 0.2.4
     -    Panvalet 14.02A
     -    PC File Transfer 1.1.0
     -    Peregrine Network Management System (PNMS) 4.6
     -    Query Management Facility (QMF) 3.2.0
     -    Resource Access Control Facility (RACF) 1.9.0
     -    Resource Measurement Facility (RMF) 4.2.2
     -    SAR 6.5.3
     -    SAR/PC 1.5
     -    SDF/CICS 5.0
     -    Service Level Reporter (SLR) 3.3
     -    Spool Display and Search Facility (SDSF) 1.3.3
     -    StopX37 3.5.5
     -    SyncSort 3.5
     -    System Support Program (SSP) 3.6
     -    Tape Library Management System (TLMS) 5.3
     -    Time Sharing Option Extended (TSO/E) 2.4.0
     -    Virtual Telecommunication Access Method (VTAM) 3.3.0

BASE PRODUCT OFFERINGS - HARDWARE
     -    IBM 3090-300J


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     -    IBM 3990/3390 DASD
     -    IBM 3480 cartridge tape
     -    IBM 3420 open reel tape
     -    IBM 3745 telecommunications controller

     THE PROVIDER MAY, WITH THE PRIOR APPROVAL OF THE CLIENT, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD, SUBSTITUTE EQUIVALENT PRODUCTS, WHETHER FROM IBM OR A THIRD PARTY, FOR ANY OF THE PRODUCTS SPECIFIED ABOVE.

BASE SERVICE OFFERINGS
SUPPORT OF CLIENT'S APPLICATION SOFTWARE
     -    Advisory support for performance analysis and resource consumption
     -    Management reporting of systems performance

PRODUCTION SERVICES
     - Operation of IBM central system in support of Client's processing requirements
     - Monitor system and notify Client of any problems due to hardware or software failure
     -    Network management: trouble-shooting and problem resolution
     - Manage and maintain data center support software such as automated report distribution and scheduling systems for Client's use
     -    Manage tape library; provide offsite storage for critical files
     - Provide support and training in the use of production control systems software for Client
     - Provide a Help Desk for single point of contact between Client and Provider
     -    Manage and maintain change control and problem management systems
     - Advisory support for disaster recovery, including recovery job scheduling assistance
     -    Production control for IBM mainframe, RS/6000, and Tandem processing
     -    Store network management
     - Operational support for the Tandem (technical support for Tandem remains with Client and its contractors)
     -    Printer operation for Xerox 4050

TECHNICAL SERVICES
     - Telecommunication (data) support, including network design, installation, and problem resolution
     - System software installation and support for all base product offerings
     - General technical support for Client's staff including training and consulting on the use of system software, help in the design and coding of applications and resolution of related problems, and specialized coding in Assembler language
     -    Capacity planning and performance analysis/tuning


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     -    Customization of system software to meet Client's requirements including setting system parameters and coding necessary user exits
     -    Disaster recovery support
     -    Technical support for the RS/6000
     -    Technical support for TIC
     - DB2 support, which includes 7 x 24 coverage and up to 10 hours of work per month plus 40 additional hours of work per year. Support exceeding these parameters will be charged at the rate of $75.00/hour.

CLIENT SERVICES
     -    Coordinate Client/Provider activities
     -    Provide forum for discussion of Client issues
     -    Assist Client in obtaining systems training and support

DISASTER RECOVERY
     - Included in the base costs of this agreement are the capacity requirements and associated resources to provide operational disaster backup of the central IBM base operating system.
     - In the event of a disaster, CPU capacity up to 50% of Client's CPU capacity requirement also exists. Additionally, disk storage capacity of 30 gigabytes is assigned to Client.
     - Capacity requirements beyond that noted above for Client's data files, programs, and related activities as well as support of Client-specific application testing, production, and related hardware, software, and network activities may be made available to, and contracted separately by, the Client at an additional fee.
     - Battery backup (UPS) is available at the Provider's primary data center. Capacity is sufficient to provide a minimum of 15 minutes of ongoing processing in the event of power failure.
     - Provider will pay current Weyerhaeuser disaster recovery fees for Tandem and RS/6000 and maintain the service levels previously agreed to in the letter of October 22, 1993, from Ken Shefveland to Tim Travaille, and the letter of July 29, 1994, from Ken Shefveland to Beckie Jacobs.

PRODUCTS AND SERVICES INCLUDED BUT NOT ELSEWHERE CLASSIFIED
     - Installation costs for lines between Provider and Client related to move of headquarters to Kirkland
     - Added monthly costs of lines between Provider and Client related to move of headquarters to Kirkland
     -    Added early morning courier runs between Provider and Client
     -    Consulting costs for support of the RS/6000
     -    Electrical costs for Client equipment housed at Provider's facility
     -    Costs to upgrade the RS/6000 for remote operation
     -    Added monthly costs to upgrade DC line (T31-6806) to 56 kb


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     -    56 kb line to RS/6000 and maintenance of equipment
     -    Telephone line (621-3617) for DC dial backup
     -    LAN-to-LAN connection between Provider and Client
     - Xerox 4050 printer located at Provider's facility will continue to be run on a communication line and not be channel-attached

EQUIPMENT HOUSED AT PROVIDER
     -    Tandem
     -    Xerox 4050
     -    TIC
     -    Store Network

PRODUCTS AND SERVICES NOT INCLUDED
     - Client will be responsible for the continuation of the existing courier runs between Client and Provider. Client will arrange and directly pay for the additional early morning courier run but will be reimbursed for its costs by Provider. Courier runs to deliver output from the 4050 will be as follows:
               - One additional run with pickup at 7:30 a.m. Tuesday through Sunday and one run on Monday with pickup prior to 7:30 a.m.
               - One existing run with pickup during business hours on business days.
               - These runs will be at regularly scheduled times, and delivery will be within one hour from time of pickup. The daytime run will also deliver on-line viewing tapes to Client.
               - Client is responsible for providing support needed to test and implement network changes in a timely manner.
               - All other costs associated with Client-specific hardware and software, including supplies, maintenance, installation, related taxes, unique equipment operation (e.g., POS operation), Client's application backup and related disaster recovery and capacity costs, or unique disaster recovery equipment are not included in these base offerings.


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                               RESPONSIBILITY MATRIX
                                                         RESPONSIBLE PARTY
     ACTIVITY                                           PROVIDER      CLIENT
     Central system including system software               X
     Central network (3725, local 3X74s, etc.)              X
     Central telecommunications equipment                   X
     Central system TSO response time                       X
     Central system resource security                       X
     Client online system(s) response time                  X
     Client resource security                                            X
     Client database administration                         X
     Client application software                                         X
     Client application(s) response time                    X            X
     Telecommunications lines                               X
     Client premises telecommunications (data) equipment    X
     Client premises (remote to Provider) control unit(s)                X
     Client premises terminal(s)                                         X
     Client premises printer(s)                                          X
     Client dedicated DASD space management                              X
     Client dedicated DASD performance                      X

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  NOTE:  Responsibility as indicated above includes availability, reliability, installation, maintenance, problem determination and resolution, and disaster recovery.

SPECIAL CONSIDERATIONS
The Client understands that the hours between 1800 and 2400 Sunday are generally reserved for preventive maintenance of, and Technical Support testing on, the Central System. Client understands, however, that time needed for production or critical testing by Client will not be unreasonably withheld during the preventive maintenance period. The Client agrees to adhere to those systems management disciplines as defined in the Provider's problem management, change control, and standards manuals, and other disciplines as may be defined in the future by the Provider and agreed to by the Client for the purpose of ensuring overall systems integrity, reliability, and availability.

SERVICE RATING AND REPORTING
Processing performance in relation to those items that Provider is responsible for as identified in the above Responsibility Matrix will be included in "The InfoTech Operating Report," published monthly.


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SCHEDULE B - SERVICE CHARGES

During the Service Availability Hours, the Provider will support the Client with the base services as defined in SCHEDULE "A" - DESCRIPTION OF SERVICE. During the month the Provider will collect System Management Facility (SMF) statistics on Client utilization. The Client will be invoiced monthly for resource consumption as detailed in the subsections of this schedule.

BASE RESOURCE OFFERING
At the beginning of each month, Provider will invoice Client for the base monthly charge. The base resource offerings provided include:


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                 MONTHLY BASE RESOURCE UTILIZATION BY YEAR

    Resource                                      FY 96          FY 97
    --------                                      -----          -----

    Adjusted CPU hours(1)                           500            500
    Tape mounts                                  12,500         12,500
    Tape input/output (I/O)(2)                   30,000         30,000
    Tape cartridges                               8,000          8,000
    Offsite tape                                  1,500          1,500
    3390-2 DASD volumes                              46             46
    Telecomm. lines                                  10             10
    Communication ports(3)                        21.25          21.25

    BASE MONTHLY INVOICE(4)                    $126,000       $126,000
                                               --------       --------
                                               --------       --------

(1)3081K CPU equivalent hours.  Adjusted hours will be calculated as follows:
         Prime shift batch priority = 100%
         Off shift batch priority = 70%
         On-line/started task priority = 120%
(2)Units of 1,000
(3)Provider's pricing for telecommunications support includes providing the telephone lines as well as modems, DSU/CSU's, and multiplexers at both ends of all existing circuits. Does not include long distance charges incurred on dial-up lines.
(4)All prices in US Dollars
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The monthly invoice will be accompanied by a detailed list of resource utilization beyond the monthly base. Provider will accumulate actual resource utilization throughout the year. At the end of the fiscal year, actual utilization in excess of the annualized base utilization for adjusted CPU hours, tape mounts, and tape input/output shall be billed according to the Incremental Resource Charges table. Incremental monthly usage for tape cartridges, offsite tape, 3390 DASD, telephone lines, and


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telecommunications ports shall be accumulated and billed with those charges indicated above.

The base resource fees for FY96 and FY97 are based upon current projections. At the end of FY96, the average CPU resource utilization for the prior 12 months will be used to establish the subsequent year's CPU base resource utilization fee structure. The FY97 CPU base units will be the average monthly CPU usage in FY96, except that the maximum change in the base units will be limited to 10%. Thus, the maximum base for FY97 is 550 hours and the minimum is 450 hours. The monthly base fee will be raised or lowered by $60.00 for every hour the monthly base CPU usage is raised or lowered.

Utilization above the base charges will be priced as follows:


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               INCREMENTAL RESOURCE CHARGES

    Resource                                    Charges(1)
    --------                                    -------

    Adjusted CPU hours(2)                         60.00
    Tape mounts                                    0.45
    Tape input/output (I/O)(3)                     0.15
    Tape cartridges                                0.50
    Offsite tape                                   1.50
    3390-2 DASD volumes                          404.75
    Telecomm. lines(4)                           125.00
    Communication ports(5)                       100.00
    Impact printer lines(3)                        0.25

(1)All prices in US Dollars
(2)3081K CPU equivalent hours.  Adjusted hours will be calculated as follows:
         Prime shift batch priority = 100%
         Off shift batch priority = 70%
         On-line/started task priority = 120%
(3)Units of 1,000
(4)Equipment and telephone lines will be extra and priced as incurred. Tail circuits will be charged one half the normal rate, at $62.50 per line.
(5)Includes services for line speeds up to 64KBS. Autodial units requiring two ports will be charged at $125 per month per pair.
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NETWORK SAVINGS
As a result of Provider's network redesign activities on behalf of Client, which must be preapproved in writing by the Client (such approval not to be unreasonably withheld), the Client will share any savings with the Provider so that the Provider receives the first $25,000 in savings during each of the two years of the Agreement. In addition, Client


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agrees to share 50% of any savings over $25,000 during each of the two years of the Agreement with Provider.

Any savings due Provider as described above shall appear as a line item on the most recent invoice and shall be due and payable by Client no later than 30 days following the close of business of the fiscal year. Savings shall be calculated as follows:

          Savings on telephone company line charges as documented by Client on January 9, 1996 (NOTE: Client has represented to Provider that there are no line termination charges and that the costs supplied include all taxes.)
     LESS Implementation costs (equipment and circuit installation), as well as direct testing costs
     LESS Cost of equipment lease and maintenance

The Client will be responsible for reimbursing the Provider for any direct costs related to this project, pre-approved in writing by the Client Representative or his duly appointed agent.

In order to achieve the savings noted above, Provider will acquire certain necessary telecommunications equipment at a price not to exceed $25,000. This equipment will be leased over a three year period in order to obtain the targeted savings. Client will reimburse Provider for the lease costs of the equipment. It is agreed by Client that in the event that Client is not a customer of Provider for the duration of this lease, that Client will assume the remaining lease payments and/or reimburse Provider for said payments.

ADDITIONAL COSTS
In addition, any expenses not identified by this document but incurred by the Provider solely for the benefit of the Client, as the result of the Client's activities, or as the result of the actions of a Client's vendor will be charged to the Client at cost plus fifteen percent. However, no such expense will be charged to the Client without the Client Representative's prior written approval or that of his duly appointed agent, except in exigent circumstances. Client's approval will be obtained in all non-emergency cases for additional expenditure, or the service or product will not be rendered or procured.

Whenever possible, the Provider will work with the Client to plan incremental costs in advance.


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SCHEDULE C - PERFORMANCE OBJECTIVES

STATEMENT OF PURPOSE
These objectives provide a goal for the Provider to strive towards, while also providing the Client with reasonable expectations under normal operating conditions and circumstances and a method to evaluate the quality of service received. It is understood that the Provider shall not be responsible for performance of those items over which it has no reasonable control.

RELIABILITY AND PERFORMANCE OBJECTIVES
Provider will provide the following guarantees and warranties:

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Central system availability:       99.7% of the stated system availability as
                                   indicated under "Service Availability Hours" in SCHEDULE "A" - DESCRIPTION OF SERVICE, measured monthly(1)

Online systems availability:       98.5% of the stated system availability as
                                   indicated under "Service Availability Hours" in SCHEDULE "A" - DESCRIPTION OF SERVICE, measured monthly(2)

Production CICS response time
(overall average as measured       < 2 seconds(3)
monthly)

TSO response time (overall
average as measured monthly, for   < 1 second
first period transactions)

Batch queue time                   < 1.5 minutes(4)


(1)Central system availability will be measured by the ability of the Provider to provide a basic system as defined in SCHEDULE D - "GLOSSARY OF TERMS."
(2)Online system availability will be measured by the ability of the Provider to provide online services to the limit of its responsibilities, i.e., the remote communications equipment. See definition of online systems availability in SCHEDULE D - "GLOSSARY OF TERMS."
(3)CICS transactions which use such extensive resources that they intrinsically cannot achieve the service levels specified will be excluded from calculation of the performance of the Provider.
(4)Wait times for job class N, which is designed for the submission of batch jobs during the day to be run later at night, will be excluded. Wait times will also be excluded for jobs submitted with TYPRUN=HOLD or the submission of multiple jobs with the same name.
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Scheduled downtime for hardware, software, or telecommunications (network)
changes or maintenance will not be included in the reliability statistics identified above.

It is mutually agreed that there are certain times that are more critical than others. A partial loss of function that has little material impact on the Client will not be counted against the Provider's performance if the Provider delays corrective action for the solution of the problem until a time when the impact of the action on the users of the system is minimized, provided however, that Provider consults with and notifies Client prior to any such delay. If Client approval of such delay(s) is requested, such approval shall not be unreasonably withheld. Furthermore, any increase in downtime due to actions taken to minimize impact to users will not be counted as part of the interruption.

It is understood that there will be errors in system software out of the control of the Provider. Such a system software error will not be counted against the availability service levels unless it substantially impacts the ability of users to perform their jobs.

PENALTIES
Failure to perform as indicated will result in the imposition of the following penalties:
     a. For each interruption to central system availability which has a duration in minutes as set forth below, the associated penalty shall be imposed:

          Duration of Interruption                Penalty
          ------------------------                -------
                    481 - 1,440                   $ 5,000
                  1,441 - 2,880                   $10,000

     b. All interruptions with a duration of less than 481 minutes in a particular calendar month shall be added together at the end of such month, and if the cumulative number of minutes fits within one of the categories set forth in a. above, the penalty associated with that category shall be imposed.

     c. In no case will the penalty for any set of multiple interruptions be greater than the penalty which would have been incurred if there had been a single interruption starting at the beginning of the first interruption and ending with the end of the last interruption.

     d. Penalties imposed under a. and b. above shall be applied against amounts due on the most recent invoice(s) or applied against future charges, as applicable.


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CLIENT'S RESPONSIBILITY IN MEETING PERFORMANCE OBJECTIVES
As the Provider is guaranteeing response times over which the Client can have substantial impact, the Client agrees to:

1. Allow Provider the opportunity to participate in the design and testing of Client's online applications to make sure that their resource requirements are understood and that efficient design and programming practices are followed.

2. Make such changes in its applications as Provider recommends to bring them into accordance with generally accepted principles of efficient online coding.

3. Make, or allow Provider to make, such changes in DASD file allocation and placement as are necessary to provide acceptable DASD performance.

4. Work with Provider in good faith to do whatever is necessary to bring performance of online applications to acceptable levels.

5. Give Provider sufficient advance notice of requirements for additional capacity so the Provider can acquire the necessary resources.


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SCHEDULE D - GLOSSARY OF TERMS

AVAILABILITY: The time period(s) during which the Provider commits to provide a particular service.

CENTRAL SYSTEM AVAILABILITY: The central system is available when MVS and its critical components are up and operational so that any user system with all its specific components operational can be run. Failures that impact the ability of specific systems to operate will be counted against the availability of those specific systems.

CPU: Central Processing Unit; the hardware that controls all computer operations, consisting of three sections: memory, arithmetic/logic, and control.

CPU EQUIVALENT HOUR:  All CPU hours in this contract refer to a CPU hour on an
     IBM 3081K with the performance improvement feature.   As the Provider
     upgrades to a different computer, the number of hours provided in the base and the incremental per hour charge will be adjusted to account for the different speeds of the processors. For example, each processor in a 3090-400E is 1.789 times as powerful as each processor in the Provider's current CPU. If a 3090-400E was placed in service by Provider for Client's use, the Base Service Units for CPU hours would be adjusted to 223.59 hours (400/1.789). The incremental cost would be adjusted to $107.34 per hour ($60 x 1.789). The ratio of the power of the processors on each CPU will be calculated using the internal SRM constant specifying the service units per second of execution time as supplied by the manufacturer of the CPU.

DASD:  Direct Access Storage Device; magnetic storage device (disk drive).

ONLINE SYSTEMS AVAILABILITY: Online systems are available when all components of the online systems under the control of the Provider are up and available to the end user. This includes the online software itself (such as CICS, TSO, and NDM), necessary database systems (such as IDMS and DB2), application data files, and communications facilities. Loss of availability will be counted only during those hours that the system or application was scheduled to be available. In the case of file transfer type facilities such as trickle transmit or NDM, loss of availability will be counted from the time the data normally would have been available and used at the destination. Loss of availability due to failures in components out of the control of the Provider or due to actions of the Client or the failure of the Client to take necessary actions in a timely manner will not be counted in determining the Provider's service level.

          In the event of a partial failure, such as that of communications facilities or a single system or application, only that portion of the downtime that corresponds to the proportion of users who lose access to the system will be counted against


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     provided reliability.  For example, if 10% of Client's users are down for two hours, then 10% of two hours, or 12 minutes, will be counted against scheduled uptime.

     It will be the responsibility of the Client to supply the Provider the respective percentages for the failure of any component. The percentages for each component may reflect the importance of the component to the Client as well as the actual number of users impacted. There will be two lists, one for software components and one for communications facilities. It will also be the responsibility of the Client to supply the Provider with the scheduled hours of availability for all its online applications and file transmissions.

     Recognizing that short interruptions by the Provider can cause longer delays for the Client, an allowance of four (4) hours will be made for the recovery of Client systems from failures of the Provider. That is, the loss of availability as calculated above will be limited to the actual time of any interruption caused by the Provider plus four hours for Client recovery.

RELIABILITY: The percentage of total committed time (availability) that a computer component is operative, or a service delivered on time.

TAIL CIRCUIT: A communication circuit that does not terminate on Provider's premises for which Provider is responsible for troubleshooting and service restoration. Examples are circuits connected to remote concentrators and/or multiplexors.

VOLUME: A data carrier that is mounted and demounted as a unit, for example, a reel of magnetic tape or a disk pack.


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SCHEDULE E - CLIENT SUBLEASED EQUIPMENT

The following is a list of hardware, software, or occupancy expenditures and leases made on the Client's behalf as of the date of this Agreement. The Client will maintain the financial liabilities represented by this list.

HARDWARE
Product/Device     Serial No.     Monthly Cost     Lessor     Expire     Penalty
- --------------------------------------------------------------------------------

Not applicable

SOFTWARE
Product/Device     Serial No.     Monthly Cost     Lessor     Expire     Penalty
- --------------------------------------------------------------------------------

Not applicable


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SCHEDULE F - CLIENT EQUIPMENT AND SOFTWARE

The following is a list of computer hardware, software, and ancillary items that are owned or leased by Client but housed in the Provider's facility.

CENTRAL SYSTEM HARDWARE
Manufacturer   Model        Serial No.  Owner          Location
- ---------------------------------------------------------------

Client-specific software information to be supplied by Client at a later date.

TELECOMMUNICATIONS
Manufacturer   Model        Serial No.  Owner          Location
- ---------------------------------------------------------------

Client-specific software information to be supplied by Client at a later date.

SOFTWARE
Manufacturer   Description         Owner     System         Location
- --------------------------------------------------------------------

Client-specific software information to be supplied by Client at a later date.


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                              TERMS AND CONDITIONS

1.0 TERM OF AGREEMENT: After signature and acceptance by both parties, this Agreement shall become effective on the effective date stated on Page 1, and shall continue in effect until the expiration date stated on Page 1, unless earlier terminated under provisions hereof.

2.0 NOTICES: Any notice required to be given pursuant to this Agreement must be transmitted in writing by certified or registered US mail, postage prepaid, return receipt requested, addressed as shown on Page 1.

3.0 PRICE AND PAYMENT TERMS: Provider shall provide a monthly invoice to the Client for all base service offerings to be rendered to Client during the current month, in accordance with SCHEDULE "B" - SERVICE CHARGES of this Agreement. Monthly invoices are due and payable upon receipt by Client. Monthly invoices shall be subject to an interest rate of eighteen percent (18%) per annum or the maximum interest permitted by law, whichever is less if unpaid within thirty (30) days of receipt.

     Provider shall provide an annual invoice to the Client for all services above the base offering level performed during the preceding year in accordance with SCHEDULE "B" - SERVICE CHARGES of this Agreement. Annual invoices are due and payable within fifteen (15) days of receipt by Client. Annual invoices shall be subject to an interest rate of eighteen percent (18%) per annum or the maximum interest permitted by law, whichever is less if unpaid within fifteen (15) days of receipt.

3.1 TAXES: Client shall, in addition to the other amounts payable under this Agreement, pay all taxes, federal, state or otherwise, however designated, which are levied or imposed by reason of any use, license or purchase of Client-specific software or hardware under this Agreement or the provision of services by Provider, including but not limited to such items actually paid or required to be collected or paid by Provider.

4.0 WARRANTY: Except as otherwise specifically provided in this Agreement, Provider's sole warranty under this Agreement with respect to supplying or providing any of the data processing resources or services contemplated hereunder shall be limited to the rerunning of any inaccurate reports or the correction of any inaccurate data or information provided that such inaccuracies were caused substantially as a result of the Provider's failure to satisfy the requirements of this Agreement. The Client will submit written notice of such inaccuracies to the Provider within ten (10) days of delivery of such report or the providing of such inaccurate data or information. If, after repeated efforts to correct such inaccuracies, the Provider elects not to correct the inaccuracies, or the Client chooses not to correct such inaccuracies; notwithstanding other obligations or requirements under this Agreement, then the Client shall be entitled to recover its actual damages up to a maximum amount that is equal to the monthly fee paid by the Client to the Provider for the calendar month immediately preceding the calendar month in which the notice of inaccuracy or failure was given to the Provider. The Client acknowledges that unless otherwise agreed to in writing by the Client and the Provider, the various performance objectives in this Agreement are indeed targets that the Provider is striving to meet and as such, Client shall not be entitled to terminate this Agreement or to recover any damages caused by the Provider's failure to meet the stated performance objectives except as specifically provided for in this Agreement or in circumstances that threaten the ongoing business of the Client. The Client acknowledges and agrees that the foregoing constitute the exclusive remedies available to it for any claim made by it under this Agreement.

5.0 LIMITATION OF LIABILITY: THE CLIENT AGREES THAT THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS OR ADEQUACY FOR ANY PARTICULAR PURPOSE OR USE, QUALITY, PRODUCTIVENESS OR CAPACITY. Neither party (including such party's agents and/or affiliates) shall be liable to the other party or to any other person claiming through or under such party, including without limitation any customer of such party, for any claim, loss, liability, obligation or expense of any nature whatsoever or for any lost profits or damages of any kind, including but not limited to the loss of data or other electronic information, including but not limited to the hardware, programs, documentation, data files, output, services, or other matters produced or provided hereunder, howsoever caused. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR LOSS OF BUSINESS, LOST PROFITS OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


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5.1  PATENT AND COPYRIGHT INDEMNIFICATION:  Client, at its own expense, shall indemnify and hold harmless Provider and its subsidiaries and affiliates under its control and their directors, officers, employees and agents and defend any action brought against Provider with respect to any claim, demand, cause of action, debt or liability, including attorneys' fees and expenses, to the extent that it is based upon a claim that any licensed software used within the scope of this Agreement by Client infringes, violates or relates to any patents, copyrights, licenses or other property rights, provided that Client is notified of such claim. In all events, Provider shall have the right to participate in the defense of any such suit or proceeding through counsel of its own choosing.

     Provider, at its own expense, shall indemnify and hold harmless Client and its subsidiaries and affiliates under its control and their directors, officers, employees and agents and defend any action, debt or liability, including attorneys' fees and expenses, to the extent that it is based upon a claim that any licensed software used within the scope of this Agreement by Provider which is provided by Provider as part of the base offerings infringes, violates or relates to any patents, copyrights, licenses or other property rights, provided that Provider is notified of such claim.
     In all events, Client shall have the right to participate in the defense of any such suit or proceeding through counsel of its own choosing.

     In circumstances where the use of software or a system by the Provider for the Client will infringe upon a patent or copyright, Provider reserves the right to elect to: substitute an alternative product of equivalent capability, take action to recover the software or system, or refund to the Client for fair market value of the use of said software; however, such refund shall not exceed the proportion of the amount paid by Client for use of said software.

6.0 FORCE MAJEURE: Provider shall not be liable for and is excused from any failure to deliver or perform or delay in delivery or performance due to any causes where Provider is hindered or prevented from complying because of labor disturbances (including strikes or lockouts), war, acts of God, fires, storms, accidents, government regulations, or any other cause whatsoever, reasonably beyond Provider's control. If Provider is unable to perform Provider's obligations under this agreement due to Force Majeure, Provider shall waive payment until service has been restored.

7.0 DEFAULT: In the event that Client shall become thirty (30) days in arrears in payment for the goods and services rendered in accordance with the terms hereof, or breaches any other part of this Agreement, Provider may at its sole discretion, elect to cancel this Agreement, provided however, that cancellation shall not be made without written notice given to Client Representative by Provider at least fifteen (15) days before the day set for cancellation of this Agreement, such fifteen (15) day notice being given to permit payment of all sums in arrears. Provider may also pursue any other remedies available at law or in equity. Neither party's failure to exercise any of its rights shall constitute a waiver of any past, present or future right or remedy, and all of its rights and remedies shall be cumulative.

     In the event that Client is unable to execute the activities or requirements of the Client described in PRODUCTS and SERVICES or the obligations of Client set forth in this Agreement(1) and such failure substantially interferes with Provider's performance hereunder, Client shall be in default of this Agreement and Provider may elect to terminate this Agreement and receive payment for services as provided in Section 9.0 herein.

     In the event that Provider's level of service as defined in SCHEDULE "C" - PERFORMANCE OBJECTIVES falls five percent (5%) below the objectives set in any category for a period of three (3) consecutive months, and where failure to substantially perform at, or near the established objectives, is not directly or indirectly caused by or allowed to be caused by an activity or requirement of the Client, the Provider shall be determined to be performing at a substandard level, and where this deviation from the performance objective is of such significance as to threaten or cause the Client business substantial damage, Client may at its sole discretion, elect to cancel this Agreement, provided however, that cancellation shall not be made without written notice given to Provider by Client at least sixty (60) days before the day set for cancellation of this Agreement, such additional sixty (60) day notice being given to permit Provider a final opportunity to correct substandard performance or otherwise amend the contract.

     Notwithstanding anything to the contrary herein, if Provider is in material default under this Agreement, Client shall have the right to withhold payment until the default is cured. Provider shall have the right to require Client to deposit said amounts into an interest bearing escrow or third party account mutually acceptable to the parties.


- -----------------------------------------
(1)inter alia, Sections 11.0, 12,0, and 13.0


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                                                                         Page 20

- -------------------------------------------------------------------------------

8.0 ASSIGNMENT OR TRANSFER: The Client shall not assign its rights or obligations under this Agreement, voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of Provider, which consent shall not be unreasonably withheld.

     Furthermore, organizational or name changes of the Provider or Client will not in any manner change the terms and commitments of this Agreement. The Client cannot assign this Agreement without Provider's prior written consent, except for an assignment to a person or entity that controls the Client or is controlled by the Client or which acquires substantially all of the business and assets of the Client; however, no such assignment shall relieve Client of any of its obligations hereunder or require Provider to provide services to any person or entity other than Client solely for its business. For this purpose, control shall mean fifty percent (50%) or more of the common stock or other securities or interests entitled to exercise the voting control over the Client.

9.0  TERMINATION:   The parties hereto understand that the Provider will be
     committing to leases or purchases of equipment, purchases or licenses of software and other commitments of resources for the entire term of this Agreement. Hence, the parties agree that Client will furnish Provider at minimum every six (6) months with copies of adequate financial information evidencing its ability to meet its obligations hereunder. Additionally, if this Agreement is terminated by Client prior to the end of the Agreement and Provider is not in default as defined in section 7.0, the parties have agreed that a reasonable estimate of the damages that will be incurred by the Provider as a result of such termination can be calculated in the following manner: multiply the current minimum monthly payment under SCHEDULE "B" - SERVICE CHARGE by the lesser of (i) 15 months or (ii) the remaining months of the Agreement Period. The Client agrees to pay such amount to the Provider within thirty (30) days of such termination.

10.0 REVISIONS: This Agreement may be modified only in written form, signed by both parties as identified on Page 1. The Client Representative or any other authorized corporate officer of the Client has the authority to bind the Client with respect to all agreements, consents, or other matters requiring action on behalf of the Client.

11.0 TRANSPORTATION OF DATA: Data submitted by the Client to the Provider for processing, and output produced by the Provider, shall be transported at the Client's risk and expense to and from the Provider's offices. In the event that the Client fails to deliver input data to the Provider at the time scheduled, the Provider may extend, as necessary, the time for the completion of processing such data. The Client further agrees that completion of the processing may be extended because of holidays taken by Client. In any event, the Provider does not warrant or represent that shipment, transmission, or availability dates will be met, but will use its reasonable efforts to do so.

12.0 STORAGE: The Client shall assume the risks and Provider shall not be responsible for any damages, liability or expense incurred in conjunction with any delay in delivery of supplies, magnetic media, or any other input data furnished by the Client unless Provider has agreed in writing to assume such responsibility. No more than a normal forty-five (45) day supply of Client-specific forms may be stored at Provider's site.

13.0 SUPPLIES: All special supplies required for processing that are Client specific shall be furnished solely at the Client's expense.

14.0 ADDITIONAL EXPENSES: The Client will be charged directly for time and material expenses at the Provider's normal rates for work that is performed by the Provider that is outside the scope of the services contemplated for the base fees.

     All additional charges outside of those specified in the contract that are to be the responsibility of the Client will be agreed to in advance and in writing by the Client and before the service or product is rendered, or acquired by the Provider, except in circumstances that are of an exigent nature.

15.0 OWNERSHIP OF DATA: Should services be terminated between the Provider and the Client, the Client following payment of all due but unpaid invoices shall be entitled to remove from the Provider's premises, at the Client's expense, any and all equipment, data, applications, documentation, and procedures that have been identified in writing to Provider as being proprietary to Client. The Client hereby grants to Provider a security interest in all assets, including hardware, software, data, storage devices, disks, and manuals in Provider's possession to secure payment of any amounts and the performance of all obligations under this Agreement. This Agreement shall constitute a security agreement under the Uniform Commercial Code of Washington. Client agrees to cooperate with Provider in any filing of financial and confirmation statements.

15.1 CONFIDENTIALITY: Client will use reasonable measures to prevent exposure by anyone over whom Client has the right to exercise control,


- --------------------------------------------------------------------------------
                                                                         Page 21

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     without the consent of Provider of all programs, documentation, systems, techniques, and know-how of Provider. The obligations of the parties under this paragraph shall survive termination of this Agreement.

     Provider will use reasonable measures to prevent exposure by anyone over whom Provider has the right to exercise control, without the consent of Client of all programs, documentation, systems, techniques, know-how and business plans where information regarding the specific programs has been clearly communicated by the Client in writing to the Provider as being of a confidential nature to the Client.

     The parties agree that the Client's data is of a confidential nature to Client. Any party or their agents divulging information shall pay for all attorneys' fees of the other in obtaining injunctive relief. This shall be the exclusive remedy of Client against Provider. The obligations of the parties under this paragraph shall survive termination of this Agreement.

15.2 ACCESS: Provider shall allow Client reasonable access to all of the Client's data information or media in the possession of Provider for the term of this Agreement subject to any reasonable Provider charges for copying or reformatting data or otherwise providing services not specified in SCHEDULE "A" - DESCRIPTION OF SERVICE.

     Client shall not obtain any proprietary rights in the hardware, programs, documentation, techniques, or know-how used by the Provider in providing services hereunder, whether such are developed specifically for performance of this Agreement or otherwise, except under circumstances where the Client is the Licensee of the hardware, programs and/or documentation used by the Provider in providing service to the Client.

16.0 DATA INTEGRITY: The Client is responsible for establishing procedures for the backup of all data, software, and other information provided to the Provider, who is responsible for following those procedures. In the event of a system failure or catastrophe, the Client is responsible for providing procedures to the Provider for the performance of all of the steps necessary for the reconstruction of the data, files, and other information deemed necessary by the Client.

     Client is responsible for providing at a reasonable time and a reasonable format, all input data required by Provider to provide services herein. Provider shall not be responsible for errors in data entry or other services, programs, hardware, data files, or output provided to or maintained for Client hereunder resulting from errors in Client's input data or from Client's failure to comply with the provisions of this Agreement.

16.1 DISASTER RECOVERY: The Provider will maintain a backup facility capable of providing capacity sufficient to load and run its base IBM operating programs and systems and such other systems as provided for under Disaster Recovery in SCHEDULE "A" - DESCRIPTION OF SERVICE. Client is responsible for backup and disaster recovery of all non-base system equipment that is dedicated to it, or Provider may, for an additional charge, assume the responsibility. Client understands that when disaster processing procedures are activated, normal processing objectives for performance, availability, and reliability are suspended and remain so until thirty (30) days after normal processing is resumed.

     In the event that the Provider's primary IBM system and/or disaster recovery backup IBM system is unavailable to Client for processing for a period exceeding forty-eight (48) consecutive hours, Provider will incur a penalty of $5,000 per hour for each hour the system is unavailable beyond forty-eight (48) hours. Provider has, and will maintain, in force combined property damage/business interruption/extra expense insurance (all perils).

17.0 SOFTWARE: The software and operating systems employed by Provider together with any improvements therein or any extensions thereof and all copies thereof are proprietary to Provider and its title or license thereto remains in Provider. All applicable rights to patents, copyrights, trademarks and trade secrets in the licensed software operating systems are and shall remain in Provider. Client shall not sell, transfer, publish, disclose, display or otherwise make available to others any licensed software operating system or copies thereof. Client agrees to secure and protect each program, software product and copies thereof in a manner consistent with Provider's rights herein.

     The software and operating systems employed by the Provider and licensed to the Client together with any improvements therein or any extensions thereof and all copies thereof are proprietary to the Client and its title or license thereto remains with the Client, unless agreement to the contrary has been made by Client with Provider. Provider shall not willfully sell, transfer, publish, disclose, display, or otherwise make available to others any licensed software, operating system, or copies thereof, of products licensed to Client, without the Client's written permission, and shall take reasonable preventive measures to safeguard the software. In


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                                                                         Page 22

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     the event that Provider or its agents divulge such information, Provider's financial responsibility shall be limited to the payment of all attorneys' fees of the other in obtaining injunctive relief. Client certifies that all hardware, software, and application programs operated by the Provider for the exclusive use of Client or Client's affiliates are licensed to Client and that Client will indemnify, defend, and hold harmless Provider, its directors, officers, employees, agents, and affiliates for any liability arising out of these services provided by Provider.

18.0 EMPLOYEE RECRUITMENT:  For the period of this Agreement, and the first six
     (6) months immediately following the termination of this Agreement or any extension thereof, neither party shall recruit or offer employment opportunities, directly or indirectly, to any member of the other party's staff without the prior written approval of the other party.

19.0 GENERAL: This Agreement and performance hereunder shall be governed by the laws of the State of Washington.

     No action, regardless of form, arising out of this Agreement may be brought by the either party more than two (2) years after the cause of action has arisen.

     The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.

     Captions used herein are for convenience only and shall not be deemed a part of this Agreement nor shall they be used to construe any of the provisions hereof.

     Performance of any obligation required of a party hereunder may be waived only by a written waiver signed by the other party, which waiver shall be effective only with respect to the specific obligation described therein.

     In the event that any provision hereof is found invalid or unenforceable, the remainder of this Agreement shall remain valid and enforceable according to its terms.

     This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their representatives and permitted assigns.

     Nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment relationship among the parties hereto nor shall any party have the right, power or authority to create any obligation or duty, express or implied, on behalf of any other party.

     The execution and delivery of this Agreement shall not be deemed to confer any rights or remedies upon, nor obligate any of the parties hereto, any person or entity other than such parties.

     Where the context of this Agreement so requires, the masculine gender shall include the feminine or neuter, and the singular shall include the plural and the plural the singular.

     This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.1 CONTRACT EXPIRATION: If, upon contract expiration, Client elects to contract with an outsourcing vendor other than Provider, Provider shall have the right to match any competitive bid.

19.2 AUDIT: Client will maintain books and records recording compliance with its obligations under this Agreement. Upon receipt of prior notice, Client agrees that Provider will have the right at reasonable intervals to enter upon Client's premises to audit the described books or records.

20.0 ENTIRE AGREEMENT: This Agreement, including the attached schedules and TERMS AND CONDITIONS, constitutes the entire understanding and contract between the parties hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which communications are merged herein. It is expressly understood and agreed that no employee, agent or other representative of the Provider has any authority to bind Provider with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement. It is further expressly understood and agreed that, there being no expectations to the contrary between the parties hereto, no usage of trade or other regular practice or method of dealing either within the computer industry or between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part thereof. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.


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